                                                                     Exhibit 3.1
                           ARTICLES OF INCORPORATION
                           -------------------------

                                       OF
                                       --

                        YELLOW WING URANIUM CORPORATION
                        -------------------------------

     KNOW TO ALL MEN BY THESE PRESENTS:

     That we, the undersigned, have this day voluntarily associated ourselves together for the purpose of forming a corporation under and pursuant to the general corporation laws of the state of Nevada, and we do hereby certify:

     FIRST:    That the name of this corporation shall be -
     -----

                        YELLOW WING URANIUM CORPORATION
                        -------------------------------

     SECOND:   The principal place of business and office of this corporation
     ------
shall be located at 1112 Fremont Street, in the city of Las Vegas, County of Clark, State of Nevada; but the company may maintain such other office or offices and may make such changes thereof, in and out of the State of Nevada, as may be prescribed in the by-laws or resolutions of the stockholders or Board of Directors, and at any such offices, both in and out of the State of Nevada, the holders of a majority of the stock issued and outstanding, or a majority of the Board of Directors, or Executive Committee shall have power to hold meetings, elections and sessions and to transact any and all business and to keep the books, documents, and assets of the company.

     THIRD:    The nature of the business, objects and purposes of this
     -----
corporation shall be to engage in any lawful business, whether specifically outlined hereinafter or not and, further;

     1. To search for, prospect and explore for ores and mining minerals and to locate mining claims, grounds, or lodes in the United States of America or the territories thereof, or in foreign countries, record the same, pursuant to the mining laws of the United States or other countries; and to acquire maining and mineral rights or interest therein when desirable; to mine, quarry, work, and develop mining grounds, claims or lodes, mining and mineral rights, to crush, concentrate, smelt, refine, dress, amalagamate and prepare for market ores, metals and minerals substances or all kinds, and to do all other acts and things necessary or conductive to the company's objects, including the erection of buildings or works, and the installing of machinery and appliances of every description whenever required; to mortgage any mining grounds, claims or lodes, mining and mineral rights, or other property belonging to said company, and to issue bonds of the company whenever it may be determined to do so.

     To purchase, acquire by lease, license or otherwise, mining grounds, claims or lodes, mining and mineral rights, concessions or grants, or any interest therein, and to obtain patents therefor when desirable.

     To buy, sell and deal in ores and minerals, plants, machinery, tools, implements, groceries, provisions, clothing, boots and shoes, furnishing articles, hardware, wooden and metallic ware, with all other articles, and things in any wise required or capable of being used in connection with mining operations, and to make and manufacture such articles when required.

     To construct, carry out, maintain, improve, equip, manage, control or superintend any roads, ways, private railways, private tramways, bridges, reservoirs, watercourses, aqueducts, wharves, piers, docks, bulkheads, mills, crushing, concentrating and smelting works, hydraulic works, factories, dwelling houses, and warehouses; to purchase vessels or other means of transportation except railroads, other than private railroads and equip and operate the same as required for the uses and purposes of the company, and also to do any other acts and things relating to mining.

     2. To acquire, own, work, lease, mortgage, sell and dispose of any mines, mining rights and metalliferous land, and any interest therein, and to explore, work, exercise, develop and turn, to account the same.

     To crush, win, get, quarry, smelt, calcine, refine, dress, amalgamate, manipulate and prepare for market, ore, metal and mineral substances of all kinds, and to carry out any other metal lurgical operations which may seem conducive to any of the company objects, including non-metallic substances, and the location of placer as well as lode mining claims.

     To buy, sell, manufacture and deal in minerals, plants, machinery, implements, conveniences, provisions and things capable of being used in connection with metallurgical operations, or re-quired by workmen and employed by the company.

     To conduct, carry out, maintain, improve manage, work, control and superintend any roads, ways, tramways, railways, bridges, reservoirs, watercourses, aqueducts, wharves, furnaces, sawmills, crushing works, hydraulic works, electrical works, factories, warehouses, ships and other works and conveniences which may be necessary directly or indirectly, in connection with any of the objects of the company and to contribute thereto, subsize or otherwise aid or take part in any such operations.

     3. To mine, mill, stamp, reduce, smelt, purchase and sell ores and minerals and other products and to construct such buildings and works as may be deemed proper therefor or for any fo the purposes hereinafter mentioned, to locate purchase, hire, contract for or otherwise acquire, hold, use, sell, lease or otherwise dispose of any mines, minerals, lands mining property, mill sites, tunnel sites or interests in the same, and such other property as may be advantageous for the development of the same; to issue stock to the amount of the value thereof in, payment therefor; to manufacture, purchase, acquire, erect, hold, use, sell and dispose of any mining or milling smelting machinery and tools materials suitable for or applicable to any such purpose, and to do perform any and every act, work and labor necessary or advisable for the due economical and skillful working of such mine or mines and for the milling, smelting, reduction, extraction, transportation and sale of such ores or minerals.

     4. To purchase or otherwise own and deal in stocks, bonds, mortgages, debentures, securities and obligations of every nature, and to acquire, own, hold, lease, manage, dispose of and deal in real and personal property of every kind and nature, both within and without the State of Nevada; to receive, collect and dispose of interest, dividends and income upon, for an from any of the stocks, bonds, mortgages, debentures, securities, obligations, and other property held or owned by it, and to exercise in respect of all such stocks, bonds, mortgages, debentures, securities, and obligations of individual owners thereof; to do any and all acts and things tending to increase the value of the property at any time held by the corporation; to furnish capital, materials, etc. in the organization and development of corporations and business enterprises; to borrow for use in its corporate business, and to secure the same by obligation, pledges or otherwise to issue bonds and debentures, and to secure the same by pledges or deeds of trust or mortgages of or upon the whole or any part of the property held by the corporation an to sell or pledge such bonds and debentures for corporate purposes as and when the Board of Directors shall determine.

     To build upon or otherwise improve and develop real estate owned or held by the corporation, and to examine and guarantee the title of lands.

     To act as agent for leasing, managing, mortgaging, buying, selling and improving the real estate, and to act as agent in buying and selling stocks, bonds, mortgages, debentures, securities and obligations of every nature and to collect interest or dividends thereon; to act as agent in the management and investment of estates or funds of any nature, with full powers of agency in the premises, and to act under appointments made by power of attorney or otherwise in any matter, transaction or thing whatsoever; to guarantee the payment of principal and interest of mortgages and other securities, and in general, to make any contract or guarantee which the directors may deem avisable.

     5. To manufacture, sell and lease to other corporations and to public and private consumers gas and oil machines, appliances and devices of all kinds, for the production, supply and use of light, heat, power and all goods, wares, merchandise, property and substances now used in the production thereof, or incidental thereto or that may be invented, discovered or become known therein and to manufacture, contract for and furnish light, heat and power to other persons, firms and corporations, public or private.

     6. To acquire by purchase or otherwise, own, hold, buy, sell, convey, lease, mortgage or encumber real estate or other property, personal or mixed.

     To survey, subdivide, plat, improve and develop lands for purposes of sale or otherwise, and to do and perform all things needful and lawful for the development and improvement of the same for residence, trade or business.

     To purchase, construct, lease, operate and maintain electric lighting and power plants, buildings, constructions, machinery, appliances, equipment, fixtures, easements and appurtenances.

     To purchase, construct, lease, operate and maintain telephone lines and lines for electric light and power purposes.

     To furnish, construct, for electric light and power purposes and all appliances incident or necessary thereto.

     To purchase, construct, lease, operate and maintain tramsways, rights of way, easements and adburtenances.

     To construct, purchases or otherwise acquire, maintain, repair and operate waterworks, and to sell, lease, lease or rent water and water rights and privileges.

     To buy, sell and generally trade in, store, carry and transport all kinds of goods, wares merchandise, provisions and supplies.

     7. To operate commissaries, and to apply for and receive licenses or permits of all kinds and characters permissible by law or when required by laws.

     8. To loan money secured by mortgages on personal property or real estate, also to buy, sell and deal in bonds, notes loans secured by mortgages or other liens on personal or real estate; also to purchase, hold, improve, sell or exchange real estate; also to purchase, sell and deal in notes, bonds, stocks, securities or investments of any kind, with full power to borrow such moneys as it may require for the purpose of its business.

     9. To acquire, by purchase or otherwise, and to build, own, control, operate and maintain mills and works for the crushing, sampling and treating of mineral bearing ores, and for the smelting reduction and extraction of all kinds of mineral-bearing ores, and to buy, sell, assay, hold, store, ship and deal in such ores and their products.

     10. To acquire water by purchase, development or otherwise, to construction reservoirs or water towers, erect pumping machinery, laying of water mains, gates, valves and hydrants to furnish and sell water to manufactories, private corporations and individuals for fire protection manufacturing and domestic use, and to collect payment or rentals for the same.

     11. To purchase, lease, hire or otherwise acquire real and personal property, improved and unimproved, of every kind and description, and to sell, dispose of, lease, convey and mortgage said property or any part thereof.

     To acquire, hold, lease, manage, operate, develop, control, build, erect, maintain for the purposes of said company, construct, reconstruct or purchase, either directly or through ownership of stock in any corporation, any lands, buildings, offices, stores, warehouses, mills, shops, factories plants, gas houses, machinery, rights, easements, permits, priviledges, franchises and licenses, and all other things which may at any time be necessary to convenient in the judgment of the Board of Directors for the purposes of the company.

     To sell, lease, hire or otherwise dispose of the lands, buildings or other property of the company, or any part thereof.

     12. To purchase, hold, sell and transfer the shares of its own capital stock, provided, however, that it shall not use funds or property for the purposes of its own shares of capital stock when such use would cause any impairment of its capital, and provided, further, that shares of its own capital stock belonging to it or so purchase, shall not be voted upon directly or indirectly, nor shall such shares be considered as outstanding for the purposes of any stockholders' meeting.

     13. To purchase, acquire, hold and dispose of stock, bonds, and other obligations, including judgments, interest, accounts, or debts of any corporation, domestic or foreign (except moneyed or transportation or banking or insurance corporations) owning or controlling articles which are or might become useful in the business of this company, and to purchase, acquire hold or dispose of stocks or other obligations, including judgments, interests, accounts or debts of any corporations, domestic or foreign (except moneyed or transportation or banking or insurance corporations) engaged in business similar to that of this company or engaged in the manufacture, use or sale of the property, or in construction or operation of works necessary or useful in the business of this company, or in which, or in connection with which, business or manufactured articles, products or property of this company may be used, or of any corporation with which this company may be associated.

     14. To acquire and engage in the acquisition of oil leases, oil properties, of every kind and character, and to explore in any place for oil, to produce the same, and to build refineries, or to engage in all or any of the facets pertaining to oil, gas or related business.

     FOURTH:  The total authorized capital of this corporation shall be Two
     ------
Hundred Fifty Thousand ($250,000) Dollars, dividend into Twenty-five Million (25,000,000) shares of common capital stock of the par value One (1) Cent per share.

     FIFTH:  The members of the governing board shall be styled "directors" and
     -----
the number thereof shall not be less than three nor more than nine, which number shall hereafter be determined at the first meeting of the stockholders. The Board of Directors or stock holders may increase the number of said Directors.

     The names and addresses of the first board of Directors are as follows:

     Lowell Potter, 2007, Fairfield, Las Vegas, Nevada
     Ralph I. Barber, 419 Olmenite, Henderson, Nevada
     Meville Rains, 1260 Denver, Boulder City, Nevada

     SIXTH:  The stock of this corporation shall be fully paid and non-
     -----
assessable.

     SEVENTH:  The private property of the stockholders, directors or officers
     -------
of this company shall not be subject to the debts of this corporation in any way, or to any extent whatsoever.

     EIGHTH:  No limit shall be specified for the duration of this corporation,
     ------
but it shall be perpetual.

     NINTH:  The corporation may, in its by-laws, confer powers and duties upon
     -----
its directors and officers in addition to the powers and authorities expressly conferred upon them by the Statutes.

     The corporation reserves the right to amend or change or repeal any provisions of this certificate in the number required by law, or hereby prescribed by statutes, and all rights conferred upon stockholders, herein granted are granted subject to this reservation.

     The corporation may from time to time determine whether and to what extent, and the times and places and upon what conditions the books and assets of the corporation, or any of them, (other than the stock ledger) shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any account, book or document of the company, except as conferred by law or by its resolution of the directors or stockholders.

     TENTH:  Any resolution, contract or action in writing, signed by the
     -----
holders of a majority of the stock issued and outstanding or by the Board of Directors or by the Executive Committee shall constitute legal action by the said stockholders, or by the said Board of Directors or the said Executive Committee, with the same force and effect as if the same had been dully approved by legal vote at a regular meeting and legal session of the stockholders or Board of Directors or Executive Committee, and the secretary shall enter he same in the proper corporate book under the proper date.

     IN WITNESS WHEREOF, the said Incorporators have hereunto set
 their hands this   24th   day of March, 1955.
                  --------

                                      /s/ Lowell Potter
                                  -----------------------------------------


                                      /s/ Ralph I. Barber
                                  ----------------------------------------


                                      /s/ Meville Rains
                                  ----------------------------------------


STATE OF NEVADA)
                  )SS:
COUNTY OF CLARK)

     On this   24th  day of March, 1955, before me, the undersigned, personally
             -------
appeared LOWELL POTTER, RALPH I. BARBER and MELVILLE RAINS, known to be to be the persons described in and who executed the foregoing instrument, and who acknowledged to me that they executed the same freely and voluntarily and for the uses and purposes therein mentioned.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                  /s/ Ruby Shaffer
                                -------------------------------------------
                                Notary Public in and for said
                                County and State

My Commission Expires, January 8, 1957

                           CERTIFICATE OF AMENDMENT
                                       TO
                           ARTICLES OF INCORPORATION
                                       OF

                              YELLOW WING URANIUM
                              -------------------



                            FILED AT THE REQUEST OF

                 Woodburn, Forman, Wedge, Blakey, Folsom & Hug
                                Attorneys at Law
                      One East First Street, Reno, Nevada
                      -----------------------------------

                               November 21, 1969
                               -----------------

                                /s/ John Koontz
                            ---------------------------------
                             John Koontz, Secretary of State

                               /s/ John R. Woodburn
                              ----------------------------
                              By Deputy Secretary of State

                               No. 400-55
                                   ------

                                Filing Fee $  20.00
                                            -------

                             ARTICLES OF AMENDMENT

                                     TO THE

          ARTICLES OF INCORPORATION OF YELLOW WING URANIUM CORPORATION


     Pursuant to the provisions of Section 78.385 of the Private Corporation Code of Nevada the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation.

     FIRST:  The name of the corporation is
     -----

                        YELLOW WING URANIUM CORPORATION

     SECOND:  The following Amendments of the Articles of Incorporation was
     ------
adopted by the shareholders of the Corporation on November 19th, 1969, in the number prescribed by the statues of the State of Nevada:

     Article First was amended to read as follows:

     "The name of the corporation is PETROLEUM DEVELOPMENT CORPORATION."

     Article Second was amended to read as follows:

     "The principal place of business and office of the corporation is to be located in the State of Nevada, in the City of Reno, County of Washoe; but the company may maintain such other office or offices and may make such changes thereof, in and out of the State of Nevada, as may be prescribed in the By-Laws or resolutions of the stockholders, or Board of Directors, and at any such offices, both in and out of the State of Nevada, the holders of a majority of the stock issued and outstanding, or a majority of the Board of Directors, or Executive Committee shall have power to hold meetings, elections and sessions and to transact any and all business and to keep the books, documents and assets of the company."

     Article Third was amended to read as follows:

     "The nature of the business, objects and purposes of the surviving Corporation shall be to engage in any lawful business, whether specifically outlined hereafter or not are:

     1. To buy, own, acquire, sell, retain, deal in, or otherwise dispose of absolutely or contingently petroleum and/or gas property and interests (whether like or different) and any right, title or interest therein and to do all other acts and things required to be done in connection therewith either within or without the States of Nevada and California.

     To explore, prospect, drill fork produce, market, sell and deal in and with petroleum, mineral, animal, vegetable, and other oils, asphaltum, natural gas, gasoline, naphene, hydrocarbons, oil shales, sulphur, salt, clay, coal, minerals, mineral substances, metals, ores of every kind or other mineral or non-mineral, liquid, solid, or volatile substances and products, by-products, combinations, and derivatives thereof, and to buy, lease, hire, contract for, invest in, and otherwise acquire, and to own, hold, maintain, equip operate, and otherwise dispose of oil, gas, mineral, and mining lands, wells, mines, quarries, rights, royalties, overriding royalties, oil payments, and other oil, gas and mineral interests, claims, locations, patents, concessions, easements, rights of way, franchises, real and personal property, and all interests therein, tanks, reservoirs, warehouses, storage facilities, elevators, terminals, markets, docks, piers, wharves, drydocks, bulkheads, pipelines, pumping stations, tank cars, trains, automobiles, trucks, cars, tankers, ships, tugs, barges, boats, vessels, aircraft, and other vehicles, crafts, or machinery for use on land, water, or air, for prospecting, exploring, and drilling for, producing, gathering, manufacturing, refining, purchasing leasing, exchanging, or otherwise acquiring, selling, exchanging, trading for, or otherwise disposing of such mineral and non-mineral substances; and to do engineering and contracting and to design, construct, drill, bore, sink, develop, improve, extend, maintain, operate, and repair wells, mines, plants, works, machinery, appliances, rigging, casing, tools, storage and transportation lines and systems for this corporation and other persons, associations, or corporations.

     2. To purchase or otherwise own and deal in stocks, bonds, mortgages, debentures, securities and obligations of every nature, and to acquire, own, oils, lease, manage, dispose of and deal in real and personal property of every kind and nature, both within and without the State of Nevada; to receive, collect and dispose of interest, dividends and income upon, of and from any of the stocks, bonds, mortgages, debentures, securities, obligations and other property held or owned by it, and to exercise in respect of all such stocks, bonds, mortgages, debentures, securities and obligations of individual owners thereof; to do any and all acts and things tending to increase the value of the property at any time held by the corporation; to furnish capital, materials, etc., in the organization and development of the corporations and business enterprises; to borrow for use in its corporate business, and to secure the same b obligations, pledges, mortgages or otherwise; to issue bonds and debentures, and to secure the same by pledges or deeds of trust or mortgages of or upon the whole for any part of the property held by the corporation and to sell or pledge such bonds and debentures for corporate purposes as and when the Board of Directors shall determine.

     3. To purchase, hold, sell and transfer the shares of its own capital stock, provided, however that it shall not use the funds or property for the purchase of its own shares of capital stock when such use would cause any impairment of its capital and to it or so purchased, shall not be voted upon directly or indirectly, more shall such shares be considered outstanding for the purposes of any stockholders' meeting."

     Article Fourth was amended to read as follows:

     "The total authorized capital of the surviving corporation shall be Two Hundred Fifty Thousand Dollars ($250,000) divided into Twenty-Five Million shares (25,000,000) shares of common capital stock of the par value of One Cent (1c) per share.

     All common stock of the par value of Twenty Cents (20c) per share issued and outstanding of Yellow Wing Uranium Corporation prior to November 1, 1969, shall be surrendered and converted into the common stock of the surviving corporation at the rate of One (1) share of the stock of Petroleum Development Corporation for Twenty (20) shares of the common stock of Yellow Wing Uranium Corporation."

     Article Fifth was amended to read as follows.

     "The members of the governing board shall be styled directors and the number thereof shall not e less than three (3) nor more than Nine (9)."

     Article Sixth was amended to read as follows:

     "The stock of this corporation shall be fully paid and nonassessable. No shareholder of this corporation shall by reason his holding shares of any class have any pre-emptive or preferential right to purchase or subscribe to any shares of any class of this corporation, now or hereafter to be authorized, or any shares or other securities convertible into or carrying options or warrants to purchase shares of any class, now or hereafter to be authorized, whether or not the issuance of any such shares or other securities, would adversely affect the dividend or voting rights of such holders, other than such rights, if any, as the Board of Directors, in its discretion from time to time may grant, and at such price as the Board of Directors in its discretion may fix; and the Board of Directors may issue shares of any class of this corporation or other securities convertible into or carrying options or warrants to purchase shares of any class without offering any such shares of any class, either in whole or in part, to the existing shareholders of any class."

     THIRD:  The number of shares of the Corporation outstanding at the time of
     -----
such adoption was Twenty-Three Million Seven Hundred Seventy Thousand One Hundred Fifty-Nine (23,770,159), the number of shares entitled, to vote thereon was Twenty-Three Million

Seven Hundred Seventy Thousand One Hundred Fifty-Nine (23,770,159).

     FOURTH:  The number of shares, voted FOR such Amendments was    13,299,210
     ------                                                       --------------
shares, the number of shares votes AGAINST was    none   .
                                               ----------

     Dates this 19th day of November, 1969.


                         YELLOW WING URANIUM CORPORATION



                         By:        /s/ Lowell Potter
                                 -------------------------------------------
                                 President


                         By:        /s/ Donald G. Oliver
                                 -------------------------------------------
                                 Secretary


STATE OF NEVADA   )
                         ) ss
COUNTY OF    CLARK       )
          ----------

     I,      Ann Daane     , a notary public, do hereby certify that on this
        -------------------
19th day of November, 1969, personally appeared before me Lowell Potter and Donald G. Oliver, who, being by me first duly sworn, declared that they are the President and Secretary, respectively, of Yellow Wing Uranium Corporation, that they signed the foregoing document as President and Secretary of the Corporation, and that the statements therein contained are true.



                                    /s/ Ann Daane
                                 ------------------------------------------
                                 Notary Public, residing at:
                                 Las Vegas, Nev


My Commission Expires:        /s/ Ann Daane Notary Seal
                              Notary Public State of Nevada
                              Clark County
                              My Commission Expires Nov. 16, 1971

             CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

                       PETROLEUM DEVELOPMENT CORPORATION
         ------------------------------------------------------------
                              Name of Corporation
     We, the undersigned,         Steven R. Williams, President          and
                          ----------------------------------------------
                                   President or Vice President
             Roger J. Morgan      of      Petroleum Development Corporation
     ----------------------------    ----------------------------------------
  Secretary or Assistant Secretary              Name of Corporation
  do hereby certify:

     That the Board of Directors of said corporation at a meeting duly convened, held on the 22nd day of November, 1991, adopted a resolution to amend the original articles as follows:

     Article Four (4) is hereby amended to read as follows:

     The total authorized capital of this corporation shall be Two Hundred Fifty Thousand Dollars ($250,000), consisting of Twenty-two Million Two Hundred Fifty Thousand (22,250,000) voting shares of common capital stock of the par value of One Cent (1 cent) per share and Two Million Seven Hundred Fifty Thousand (2,750,000) nonvoting shares of Class A common stock of the par value of One Cent (1 cent) per share. Each class of shares shall be identical in all respects, except that the Class A shares (1) carry no right to vote for the election of directors of the corporation and no right to vote on any matter presented to the shareholders for their vote or approval and (2) are convertible at the option of the holder thereof into shares of voting common stock on a one-for-one basis.

     The number of shares of the corporation and entitled to vote on an amendment to the Articles of Incorporation is 7,399,539; that the said change(s) and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

                               /s/ Steven R. Williams
                            -------------------------------
                            President or Vice President

                               /s/ Roger J. Morgan
                            -------------------------------
                            Secretary or Assistant Secretary

State of West Virginia
                       SS
County of Harrison

     On August   26th   1997, personally appeared before me, a Notary Public,
               --------
Steven R. Williams, President, and Roger J. Morgan, Secretary, who acknowledged that they executed the above instrument.

                             /s/ Misty L. Finch
                           -------------------------------
                           Signature of Notary
Notary Seal